                                                                      EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three month periods ended March 31, 1998 and 1997.


                                                      Basic                  Diluted
                                                      Earnings               Earnings
                                                      Per Share              Per Share
                                                    -------------          -------------

                                               (amounts in thousands, except per share data)
For the three months ended March 31, 1998:
 Net income                                             $   3,530                  3,530
                                                        =========              =========

 Weighted average number of common
  shares outstanding                                       10,880                 10,880
 Common share equivalents resulting
  from dilutive stock options                                   -                    257
                                                        ---------              ---------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                       10,880                 11,137
                                                        =========              =========

 Net income per common share                            $    0.32                   0.32
                                                        =========              =========


For the three months ended March 31, 1997:
 Net income                                             $   2,866                  2,866
                                                        =========              =========

 Weighted average number of common
  shares outstanding                                       10,829                 10,829
 Common share equivalents resulting
  from dilutive stock options                                   -                    264
                                                        ---------              ---------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                       10,829                 11,093
                                                        =========              =========

 Net income per common share                            $    0.26                   0.26
                                                        =========              =========
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